UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida		33172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2011, Perry Ellis International, Inc. (the “Company”) closed on a firm commitment public offering of 7.875% Senior Subordinated Notes due 2019 in the aggregate principal amount of $150 million (the “Notes”). The Notes have been issued pursuant to an indenture entered into by and among the Company, the Subsidiary Guarantors party thereto and U.S. Bank Trust National Association, dated March 8, 2011 (the “Base Indenture”) and a first supplemental indenture entered into by and among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, dated March 8, 2011 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Notes will mature on April 1, 2019 and bear interest at the rate of 7.875% per year. The Notes will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2011.

The Notes are general unsecured senior subordinated obligations of the Company and are jointly and severally guaranteed on an unsecured senior subordinated basis by certain of the Company’s domestic subsidiaries, as set forth in the Indenture. Accordingly, the Notes will be: (i) subordinated in right of payment to all of the Company’s and any of its subsidiary guarantors’ existing and future senior debt, including the Company’s senior credit facility; (ii) pari passu in right of payment with all of the Company’s and any of its subsidiary guarantors’ existing and future senior subordinated indebtedness; (iii) senior in right of payment to any of the Company’s and any of its subsidiary guarantors’ existing and future subordinated indebtedness, if any; and (iv) effectively subordinated to all existing and future indebtedness and other liabilities of subsidiaries of the Company that do not guarantee the Notes.

Prior to April 1, 2014, the Company may redeem some or all of the Notes at a redemption price equal to the sum of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, plus a “make whole” premium specified in the Indenture. In addition, the Company may redeem some or all of the Notes at any time on or after April 1, 2014 at the redemption prices specified in the Indenture. In addition, at any time prior to April 1, 2014, the Company may redeem up to 35% of the Notes from the proceeds of certain sales of the Company’s equity securities at 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, but only if, after the redemption, at least 65% of the aggregate principal amount of the Notes remains outstanding. If the Company undergoes a change of control under certain circumstances, the Company must offer to repurchase the Notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any.

The Indenture contains certain covenants that, among other things, restrict the Company’s and its subsidiaries’ ability to, under certain circumstances: (i) incur additional debt; (ii) pay dividends or make other distributions on, redeem or repurchase capital stock; (iii) make investments or other restricted payments; (iv) create liens on assets to secure debt; (v) sell all, or substantially all, of their assets; (vi) engage in transactions with affiliates, and (vii) effect a consolidation or merger.

The Indenture also contains customary event of default provisions (subject in certain cases to customary grace and cure periods) including, among others: (i) default in the payment of any interest on, principal of, or premium, if any, on any Note when due or at maturity (upon acceleration, optional redemption, required purchase or otherwise); (ii) default in the performance, or breach of certain covenants in the Indenture; (iii) certain defaults in the repayment of indebtedness of the Company or certain of its subsidiaries or the acceleration or required prepayment of certain indebtedness of the Company or certain of its subsidiaries; and (iv) certain events of bankruptcy, insolvency or reorganization with respect to the Company or certain of its subsidiaries, in each case as set forth in the Indenture. If an event of default occurs, the Indenture permits or requires the principal of and accrued interest on the Notes to become or to be declared immediately due and payable, subject to the terms of the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the applicable agreements, copies of which are filed herewith as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Indenture and the Notes is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

(d)	Exhibits.

4.1	Indenture by and among Perry Ellis International, Inc., the Subsidiary Guarantors party thereto and U.S. Bank Trust National Association dated March 8, 2011 (filed as Exhibit 4.5 to the Registration Statement on Form S-3 filed on June 23, 2010, Reg. No. 333-167728).

4.2	First Supplemental Indenture by and among Perry Ellis International, Inc., the Subsidiary Guarantors party thereto and U.S. Bank National Association dated March 8, 2011.

4.3	Form of Perry Ellis International, Inc. 7.875% Senior Subordinated Note due April 1, 2019 (set forth in Exhibit A to Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: March 14, 2011	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture by and among Perry Ellis International, Inc., the Subsidiary Guarantors party thereto and U.S. Bank Trust National Association dated March 8, 2011 (filed as Exhibit 4.5 to the Registration Statement on Form S-3 filed on June 23, 2010, Reg. No. 333-167728).

4.2	First Supplemental Indenture by and among Perry Ellis International, Inc., the Subsidiary Guarantors party thereto and U.S. Bank National Association dated March 8, 2011.

4.3	Form of Perry Ellis International, Inc. 7.875% Senior Subordinated Note due April 1, 2019 (set forth in Exhibit A to Exhibit 4.2).